UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2008

DIGITAL ANGEL CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 201 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-276-0477

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

On July 21, 2008, the Company entered into an Omnibus Amendment (“Amendment”) with Laurus Master Fund, Ltd., Kallina Corporation, Valens Offshore SPV I, Ltd., Valens Offshore SPV II Corp, Valens US SPV I, LLC and Psource Structured Debt Limited (collectively, the “Lenders”, which are all affiliated) and LV Administrative Services, Inc., the administrative and collateral agent for the Lenders. Under the terms of the Amendment, the Company agreed to reduce the exercise price of previously issued and outstanding warrants to purchase an aggregate of 6,225,782 shares of the Company’s common stock on condition that the Lenders exercise such warrants in full in cash within two business days. The exercise prices of the warrants, which ranged from $0.70 to $2.414 per share and had a weighted average exercise price of $0.82 per share, were reduced to an exercise price of $0.40 per share. The Amendment also restricts the Lenders in the amount of common shares, issued upon exercise of the warrants, they can resell each month.

The Amendment further amended Section 6.17 of the Securities Purchase Agreement dated August 31, 2007, as amended, between the Company and Kallina, whereby when the Company’s total amount of indebtedness under notes issued to the Lenders is $7 million or less, Kallina’s board observation rights will be terminated.

To facilitate the exercise of Laurus’ rights under the Replacement Common Stock Purchase Warrant dated July 31, 2003 to purchase 175,000 shares (“Original Warrant”), the Company issued Laurus a Common Stock Purchase Warrant to purchase 175,000 shares (“Replacement Warrant”) in exchange for the Original Warrant. The Replacement Warrant increased the maximum beneficial ownership percentage allowable upon exercise of the warrant from 4.99% to 9.99%. The Replacement Warrant also terminated the registration rights Laurus previously had under the Original Warrant.

On July 22, 2008, the Lenders exercised all the warrants to purchase an aggregate of 6,225,782 shares of the Company’s common stock for approximately $2.49 million in cash.

The foregoing descriptions of the Omnibus Amendment and Common Stock Purchase Warrant do not purport to be complete and are qualified in their entirety by the Omnibus Amendment and Common Stock Purchase Warrant, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

On July 24, 2008, the Company issued a press release regarding the transactions described above. A copy of the press release is attached hereto as Exhibit 99.1, which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Omnibus Amendment dated July 21, 2008 between Digital Angel Corporation, Laurus Master Fund, Ltd., Kallina Corporation, Valens Offshore SPV I, Ltd., Valens Offshore SPV II Corp, Valens US SPV I, LLC, Psource Structured Debt Limited and LV Administrative Services, Inc.

10.2	Common Stock Purchase Warrant dated July 21, 2008 issued to Laurus Master Fund, Ltd.

99.1	Press Release dated July 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION
Date: July 24, 2008
	By:	/s/ Lorraine M. Breece

Name: Lorraine M. Breece
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit	Page
10.1	Omnibus Amendment dated July 21, 2008 between Digital Angel Corporation, Laurus Master Fund, Ltd., Kallina Corporation, Valens Offshore SPV I, Ltd., Valens Offshore SPV II Corp, Valens US SPV I, LLC, Psource Structured Debt Limited and LV Administrative Services, Inc.

10.2	Common Stock Purchase Warrant dated July 21, 2008 issued to Laurus Master Fund, Ltd.

99.1	Press Release dated July 24, 2008

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